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Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-78511, 333-78509, 333-75491) of InterDent, Inc. of our report dated March 24, 1999 relating to the Dental Care Alliance, Inc. financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Atlanta, Georgia April 27, 2001

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CONSENT OF INDEPENDENT ACCOUNTANTS